EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
DiamondCluster International, Inc:

We consent to the incorporation by reference in the registration statement (No. 333-31965) on Form S-8 of DiamondCluster International, Inc. 401(k) Plan of our report dated June 20, 2003 relating to the statement of net assets available for benefits of DiamondCluster International, Inc. 401(k) Plan as of December 31, 2002, which report appears in the December 31, 2003 Annual Report on Form 11-K of DiamondCluster International, Inc. 401(k) Plan.

                                                                                                                                /s/ KPMG LLP

Chicago, Illinois
June 23, 2004